Exhibit 99.1

China Recycling Energy Corp. Appoints New Chief Financial Officer

XI’AN, China, August 4, 2008 - China Recycling Energy Corp. (OTCBB: CREG) (“CREG” or “the Company”), a leading industrial waste-to-energy solution provider in China, today announced the appointment of Mr. Xinyu Peng as Chief Financial Officer, effective immediately.

Mr. Peng joins CREG from the Asia offices of Tavistock Group, a global private equity firm founded by the British billionaire Joe Lewis. While at Tavistock Group (Asia), Mr. Peng was a vice president engaged in investment and financing in Greater China. In the past five years, Mr. Peng held CFO positions at Mod3 Cabinets & Home LLC in Tampa, Florida, a manufacturer of wood kitchen cabinets, and at Creative Hospitality Concepts LLC in Tampa, Florida. From 2002 to 2003, Mr. Peng was CFO and chief representative of Sino Agri-Tech Inc., under Asia Capital Group (U.S.). Prior to that, from 1990 until 2001, Mr. Peng was a manager in asset management at Bank of China in Henan province and then in Cayman Islands.

Mr. Peng holds an MBA from the University of Miami in Coral Gables, Florida, and a bachelor’s degree in international finance from Fudan University in Shanghai.

"We are very pleased to welcome Mr. Peng to join our senior management team," said Mr. Guangyu Wu, Chief Executive Officer of CREG. "Mr. Peng brings over 18 years of investment, corporate finance and financial reporting experience. He has worked in the financial services, manufacturing and technology industries and has a proven track record of treasury and financial management functions. We look forward to drawing upon Mr. Peng’s expertise in financial reporting and his extensive contacts in corporate finance."

About China Recycling Energy Corp.

China Recycling Energy Corp. (OTCBB: CREG.OB) ("CREG" or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China.

For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Zhigang Wu
Investor Relations
China Recycling Energy Corp.
Tel: +86-29-8765-1096
Email: tch@creg-cn.com

In the U.S.:
Mr. Valentine Ding
Investor Relations
Grayling Global
Tel: +1-646-284-9412
Email: vding@hfgcg.com
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